Exhibit 99.1

TheZenith

PRESS RELEASE

BUSINESS & FINANCIAL EDITORS	STANLEY R. ZAX
FOR IMMEDIATE RELEASE	Chairman and President

ZENITH ANNOUNCES FOURTH QUARTER RESULTS

WOODLAND HILLS, CA, February 1, 2006    ..   .   .   ..   .   .   ..   .   .   ..   .   .   ..   .   .   ..   .  .   ..   .

Zenith National Insurance Corp. (NYSE: ZNT) reported net income of $49.0 million, or $1.32 per share, for the fourth quarter of 2005 compared to net income of $43.7 million, or $1.22 per share, for the fourth quarter of 2004.  Net income for the year ended December 31, 2005 was $157.7 million, or $4.32 per share, compared to net income for the year ended December 31, 2004 of $119.0 million, or $3.38 per share.  Catastrophe losses after tax of $8.8 million, or $0.24 per share, and $6.4 million, or $0.17 per share, in the fourth quarters of 2005 and 2004, respectively, and catastrophe losses after tax of $46.5 million, or $1.25 per share, and $18.4 million, or $0.50 per share, in the years ended December 31, 2005 and 2004, respectively, reduced net income.  The per share amounts in the current and prior periods reflect the 3-for-2 stock split on our common stock distributed on October 11, 2005.

Net income includes realized gains on investments after tax of $0.6 million, or $0.02 per share, in the fourth quarter of 2005 compared to $16.7 million, or $0.45 per share, in the fourth quarter of 2004.  Net income includes realized gains on investments after tax of $14.4 million, or $0.39 per share, in the year ended December 31, 2005 compared to $24.7 million, or $0.67 per share, in the year ended December 31, 2004.

Underwriting income (loss) from the workers’ compensation and reinsurance segments was as follows:

	Three Months Ended December 31,		Year Ended December 31,
(Dollars in Thousands)	2005	2004	2005	2004
Underwriting Income (Loss) Before Tax From (1):
Workers’ Compensation Segment	$66,538	$32,656	$213,244	$104,098
Reinsurance Segment	(11,181)	(672)	(56,183)	(11,956)

(1)          Does not include any investment income, as described in the Supplemental Financial Information contained in this press release.

Workers’ compensation combined ratios (defined on page 8) were as follows:

	Three Months Ended December 31,		Year Ended December 31,
	2005	2004	2005	2004
Loss and Loss Adjustment Expenses:
Current Accident Year	51.1%	61.5%	55.4%	62.4%
Prior Accident Years	(4.8)%	0.0%	(2.4)%	2.2%
Loss and Loss Adjustment Expenses	46.3%	61.5%	53.0%	64.6%
Underwriting and Other Operating Expenses (1)	29.7%	24.9%	27.9%	23.9%
Combined Ratio	76.0%	86.4%	80.9%	88.5%

(1)          Includes additional estimated policyholder dividends payable of $11.0 million and $22.0 million in the fourth quarter and year ended December 31, 2005, respectively, (approximately 4.0 and 2.0 percentage points, respectively) as a result of lower estimated losses.

The combined ratio for the reinsurance segment for the year ended December 31, 2005 was 187.1% compared to 128.2% for the year ended December 31, 2004.

Workers’ compensation net premiums earned increased approximately 16% and 24% in the three months and year ended December 31, 2005, respectively, compared to the corresponding periods of 2004.  In California, workers’ compensation net premiums earned increased approximately 14% and 23% in the three months and year ended December 31, 2005, respectively, compared to the corresponding periods of 2004.

Consolidated net cash flow from operating activities was $349.6 million for the year ended December 31, 2005 compared to $345.9 million for the year ended December 31, 2004.  Consolidated stockholders’ equity per share at December 31, 2005 and December 31, 2004 was $19.14 and $17.28, respectively.  Return on average equity in the year ended December 31, 2005 was 26.3% compared to 27.2% in the year ended December 31, 2004.

Commenting on the results, Stanley R. Zax, Chairman & President, said:  “Our workers’ compensation results continue to benefit from favorable frequency trends and short-term deflationary cost trends; although we continue to believe it will be several years before we know with certainty the long-term outcome of cost trends for recent accident years.  Workers’ compensation underwriting profits in the fourth quarter of 2005 were $66.5 million compared to $62.7 million in the third quarter of 2005 and $32.7 million in the fourth quarter of 2004.

Revenues and net income increased compared to 2004, despite the negative impact of substantial losses in our reinsurance business caused by Katrina and other hurricanes.  We are no longer writing reinsurance.

Our financial strength was further improved in the fourth quarter of 2005 due to the conversion of debt into common stock resulting in a ratio of debt to debt-and-equity of 8% at year end 2005 compared to 27% at the end of 2004.”

The Private Securities Litigation Reform Act of 1995 provides a safe harbor for forward-looking statements if accompanied by meaningful cautionary statements identifying important factors that could cause actual results to differ materially from those discussed.  Forward-looking statements include those related to the plans and objectives of management for future operations, future economic performance, or projections of revenues, income, earnings per share, capital expenditures, dividends, capital structure, or other financial items.  Statements containing words such as expect, anticipate, believe, estimate or similar words that are used in this release or in other written or oral information conveyed by or on behalf of Zenith are intended to identify forward-looking statements.  Zenith undertakes no obligation to update such forward-looking statements, which are subject to a number of risks and uncertainties that could cause actual results to differ materially from those projected.  These risks and uncertainties include, but are not limited to, the following: (1) competition; (2) adverse state and federal legislation and regulation; (3) changes in interest rates causing fluctuations of investment income and fair values of investments; (4) changes in the frequency and severity of claims and catastrophes; (5) adequacy of loss reserves; (6) changing environment for controlling medical, legal and rehabilitation costs, as well as fraud and abuse; (7) losses associated with any terrorist attacks that impact our workers’ compensation business in excess of our reinsurance protection; (8) losses caused by nuclear, biological, chemical or radiological events whether or not there is any applicable reinsurance protection; and (9) other risks detailed herein and from time to time in Zenith’s reports and filings with the Securities and Exchange Commission.

(Selected financial data attached)

ZENITH NATIONAL INSURANCE CORP.

Selected Financial Data

	Three Months Ended December 31,		Years Ended December 31,
(Dollars in thousands, except per share)	2005	2004	2005	2004
TOTAL REVENUES	$318,328	$292,347	$1,280,124	$1,044,880
SELECTED INCOME DATA:
Net Investment Income after Tax	$15,123	$12,245	$53,358	$42,265
Realized Gains on Investments after Tax (1)	623	16,691	14,446	24,726
Income from Investments Segment after Tax	$15,746	$28,936	$67,804	$66,991

Income from Continuing Operations after Tax (2)	$49,000	$43,700	$156,447	$117,714
Gain on Sale of Discontinued Real Estate Segment after Tax (3)			1,253	1,286
Net Income (2)	$49,000	$43,700	$157,700	$119,000

INCOME FROM CONTINUING OPERATIONS PER COMMON SHARE (2) (4):
Basic (5)	$1.34	$1.51	$4.66	$4.10
Diluted (6)	1.32	1.22	4.29	3.35
NET INCOME PER COMMON SHARE (1) (2) (3) (4):
Basic (5)	$1.34	$1.51	$4.70	$4.14
Diluted (6)	1.32	1.22	4.32	3.38

STOCKHOLDERS’ EQUITY:
Stockholders’ Equity			$712,795	$502,147
Stockholders’ Equity per Share (4)			19.14	17.28
Number of Common Shares (4):
Outstanding (5)			37,249	29,057
Weighted Average for the Period - Basic (5)	36,662	28,851	33,555	28,737
Weighted Average for the Period - Diluted (6)	37,122	36,819	37,052	36,696

(1)   $0.02 per share and $0.45 per share in the fourth quarter of 2005 and 2004, respectively, and $0.39 per share and $0.67 per share in the years ended December 31, 2005 and 2004, respectively.

(2)   Includes catastrophe losses after tax of $8.8 million ($0.24 per share) and $6.4 million ($0.17 per share) in the fourth quarters of 2005 and 2004, respectively, and $46.5 million ($1.25 per share) and $18.4 million ($0.50 per share) in the years ended December 31, 2005 and 2004, respectively.

(3)   In 2002, we sold our home-building business and related real estate assets.  We recorded a gain of $1.3 million after tax in each of the third quarters of 2005 and 2004 from additional sales proceeds under the earn-out provision of the sale. The last such payment under the earn-out provision was received in 2005.

(4)   A 3-for-2 stock split of our common stock which was paid in the form of a 50% stock dividend was distributed on October 11, 2005.  All share and per share amounts in the current and prior periods reflect the stock split.

(5)   Outstanding shares at December 31, 2005 and basic average outstanding shares for the three months and year ended December 31, 2005 include shares issued in 2005 in connection with the conversion of $123.8 million aggregate principal amount of Convertible Notes.

(6)   Diluted average outstanding shares include the impact of all additional shares that would be issuable in connection with conversion of all of the Convertible Notes.  This represents an additional 0.3 million and 3.3 million shares for the three months and year ended December 31, 2005, respectively, and an additional 7.5 million shares for each of the three months and year ended December 31, 2004. After tax interest expense associated with the Convertible Notes of $0.1 million and $2.3 million for the three months and year ended December 31, 2005, respectively, and $1.3 million and $5.1 million for the three months and year ended December 31, 2004, respectively, was added back to net income in computing diluted earnings per share.

	Years Ended December 31,
(Dollars in thousands)	2005	2004
TOTAL REVENUES:

Net Premiums Earned (1)	$1,178,700	$944,425
Net Investment Income	79,200	61,876
Realized Gains on Investments	22,224	38,579
	$1,280,124	$1,044,880

RESULTS OF OPERATIONS BY SEGMENT (2):
Income from Investment Segment:
Net Investment Income	$79,200	$61,876
Realized Gains on Investments	22,224	38,579
	101,424	100,455
Workers’ Compensation Segment	213,244	104,098
Reinsurance Segment (3)	(56,183)	(11,956)
Parent Segment (4)	(20,938)	(19,051)
Income from Continuing Operations before Tax and Equity in Earnings of Investee	237,547	173,546
Income Tax Expense (5)	81,894	57,213
Income from Continuing Operations after Tax and before Equity in Earnings of Investee	155,653	116,333
Equity in Earnings of Investee after Tax (6)	794	1,381
Income from Continuing Operations after Tax	156,447	117,714
Gain on Sale of Discontinued Real Estate Segment after Tax (7)	1,253	1,286
NET INCOME	$157,700	$119,000

(1)   Net premiums earned in 2004 are net of $98.7 million of ceded premiums earned in connection with a 10% ceded quota share reinsurance agreement, which was terminated effective December 31, 2004.

(2)   See Supplemental Financial Information for a description of segment results.

(3)   Includes catastrophe losses of $69.2 million before tax ($45.0 million after tax, or $1.21 per share) in 2005 compared to catastrophe losses of $21.1 million ($13.7 million after tax, or $0.37 per share) in 2004.

(4)   Includes interest expense before tax of $8.8 million and $13.1 million in 2005 and 2004, respectively.  Also, 2005 includes an expense of $4.7 million before tax ($3.4 million after tax) paid in connection with the conversion in 2005 of $81.2 million aggregate principal amount of the Convertible Notes.

(5)   Income tax expense was reduced by $1.0 million and $2.6 million in 2005 and 2004, respectively, for a reduction of an estimated tax liability for prior years.

(6)   Our share of Advent Capital net income was reduced by $1.5 million after tax ($0.04 per share) in 2005 and $4.7 million after tax ($0.13 per share) in 2004 for our share of catastrophe losses recorded by Advent Capital.  We no longer record our investment in Advent Capital under the equity method of accounting after the second quarter of 2005.

(7)   In 2002, we sold our home-building business and related real estate assets.  We recorded a gain of $1.9 million before tax ($1.3 million after tax) and $2.0 million before tax ($1.3 million after tax) in the third quarters of 2005 and 2004, respectively,  from additional sales proceeds under the earn-out provision of the sale. The last such payment under the earn-out provision was received in 2005.

	Years Ended December 31,
(Dollars in thousands)	2005		2004
PROPERTY-CASUALTY INSURANCE OPERATIONS:
Gross Premiums Written (1):
Workers’ Compensation:
California	$772,248	64.0%	$748,440	66.8%
Outside California	367,071	30.4%	330,513	29.6%
Total Workers’ Compensation	1,139,319	94.4%	1,078,953	96.4%
Reinsurance (3)	67,215	5.6%	40,700	3.6%
	1,206,534	100.0%	1,119,653	100.0%
Net Premiums Written (1):
Workers’ Compensation:
California	740,066	63.8%	654,505	66.4%
Outside California	352,724	30.4%	290,124	29.5%
Total Workers’ Compensation (2)	1,092,790	94.2%	944,629	95.9%
Reinsurance (3)	67,143	5.8%	40,377	4.1%
	1,159,933	100.0%	985,006	100.0%
Net Premiums Earned:
Workers’ Compensation:
California	762,095	64.7%	621,284	65.8%
Outside California	352,099	29.8%	280,763	29.7%
Total Workers’ Compensation (2)	1,114,194	94.5%	902,047	95.5%
Reinsurance (3)	64,506	5.5%	42,378	4.5%
	1,178,700	100.0%	944,425	100.0%
Income (Loss) before Tax/Combined Ratio of:
Workers’ Compensation (1)	213,244	80.9%	104,098	88.5%
Reinsurance (1) (3)	(56,183)	187.1%	(11,956)	128.2%

COMBINED LOSS AND EXPENSE RATIOS:
Workers’ Compensation:
Loss and Loss Adjustment Expenses		53.0%		64.6%
Underwriting and Other Operating Expenses (4)		27.9%		23.9%
Combined Ratio		80.9%		88.5%
Reinsurance (3):
Loss and Loss Adjustment Expenses		175.4%		107.6%
Underwriting and Other Operating Expenses		11.7%		20.6%
Combined Ratio		187.1%		128.2%

(1)          See Supplemental Financial Information for a description of segment results, “Combined Ratio” and “Premiums Written.”

(2)          Workers’ Compensation Premiums in 2004 are net of $89.0 million of ceded premiums written and $98.7 million of ceded premiums earned in connection with a 10% ceded quota share reinsurance agreement, which was terminated effective December 31, 2004.

(3)          2005 includes catastrophe losses of $69.2 million before tax from Hurricanes Katrina, Rita and Wilma. Written and earned premiums are higher in 2005 due to higher reinstatement premiums associated with higher catastrophe losses. 2004 includes net catastrophe losses of $21.1 million before tax comprised of $26.8 million for the Florida hurricanes, offset by a $5.7 million reduction of previously established loss reserves for the 2001 World Trade Center loss.

(4)          The underwriting and other operating expense ratio for the workers’ compensation segment is higher in 2005 compared to 2004 by: (a) approximately 2 percentage points for additional estimated policyholder dividends payable, and (b) approximately 2 percentage points due to the absence in 2005 of ceding commissions received in 2004 under the 10% ceded quota share agreement, which was terminated effective December 31, 2004.

	Three Months Ended December 31,
(Dollars in thousands)	2005	2004
TOTAL REVENUES:
Net Premiums Earned (1)	$294,901	$248,079
Net Investment Income	22,468	18,051
Realized Gains on Investments	959	26,217
	$318,328	$292,347

RESULTS OF OPERATIONS BY SEGMENT (2):
Income from Investment Segment:
Net Investment Income	$22,468	$18,051
Realized Gains on Investments	959	26,217
	23,427	44,268
Workers’ Compensation Segment	66,538	32,656
Reinsurance Segment (3)	(11,181)	(672)
Parent Segment (4)	(3,367)	(4,951)
Income from Continuing Operations before Tax and Equity in Earnings of Investee	75,417	71,301
Income Tax Expense	26,417	24,982
Income from Continuing Operations after Tax and before Equity in Loss of Investee	49,000	46,319
Equity in Loss of Investee after Tax (5)		(2,619)
NET INCOME	$49,000	$43,700

(1)          Net premiums earned in the three months ended December 31, 2004 are net of $25.9 million of ceded premiums earned in connection with a 10% ceded quota share reinsurance agreement, which was terminated effective December 31, 2004.

(2)          See Supplemental Financial Information for a description of segment results.

(3)          Includes catastrophe losses of $13.5 million before tax ($8.8 million after tax, or $0.24 per share) in the fourth quarter of 2005 compared to catastrophe losses of $2.6 million before tax ($1.7 million after tax, or $0.05 per share) in the fourth quarter of 2004.

(4)          Includes interest expense before tax of $1.4 million and $3.3 million for the three months ended December 31, 2005 and 2004, respectively.

(5)          Our share of Advent Capital net income in the fourth quarter of 2004 was reduced by $4.7 million after tax ($0.13 per share) for our share of catastrophe losses recorded by Advent Capital.  We no longer record our investment in Advent Capital under the equity method of accounting after the second quarter of 2005.

	Three Months Ended December 31,
(Dollars in thousands)	2005		2004
PROPERTY-CASUALTY INSURANCE OPERATIONS:
Gross Premiums Written (1):
Workers’ Compensation:
California	$172,017	65.7%	$178,630	68.5%
Outside California	85,676	32.7%	79,814	30.6%
Total Workers’ Compensation	257,693	98.4%	258,444	99.1%
Reinsurance	4,185	1.6%	2,308	0.9%
	261,878	100.0%	260,752	100.0%
Net Premiums Written (1):
Workers’ Compensation:
California	164,170	65.6%	162,488	68.4%
Outside California	82,006	32.7%	72,829	30.7%
Total Workers’ Compensation (2)	246,176	98.3%	235,317	99.1%
Reinsurance	4,215	1.7%	2,188	0.9%
	250,391	100.0%	237,505	100.0%
Net Premiums Earned:
Workers’ Compensation:
California	187,457	63.6%	165,112	66.6%
Outside California	90,268	30.6%	74,775	30.1%
Total Workers’ Compensation (2)	277,725	94.2%	239,887	96.7%
Reinsurance (3)	17,176	5.8%	8,192	3.3%
	294,901	100.0%	248,079	100.0%

Income (Loss) before Tax/Combined Ratio of:
Workers’ Compensation (1)	66,538	76.0%	32,656	86.4%
Reinsurance (1) (3)	(11,181)	165.1%	(672)	108.2%

COMBINED LOSS AND EXPENSE RATIOS:
Workers’ Compensation:
Loss and Loss Adjustment Expenses		46.3%		61.5%
Underwriting and Other Operating Expenses (4)		29.7%		24.9%
Combined Ratio		76.0%		86.4%
Reinsurance (3):
Loss and Loss Adjustment Expenses		155.8%		106.4%
Underwriting and Other Operating Expenses		9.3%		1.8%
Combined Ratio		165.1%		108.2%

(1)   See Supplemental Financial Information for a description of segment results, “Combined Ratio” and “Premiums Written.”

(2)   Workers’ Compensation Premiums in the three months ended December 31, 2004 are net of $11.0 million of ceded premiums written and $25.9 million of ceded premiums earned in connection with a 10% ceded quota share reinsurance agreement, which was terminated effective December 31, 2004.

(3)   2005 includes catastrophe losses of $13.5 million before tax from Hurricanes Katrina, Wilma and Rita. Earned premiums are higher in the fourth quarter of 2005 due to higher reinstatement premiums associated with higher catastrophe losses.  2004 includes net catastrophe losses of $2.6 million before tax comprised of $8.3 million for the Florida hurricanes, offset by a $5.7 million reduction of previously established loss reserves for the 2001 World Trade Center loss.

(4)   The underwriting and other operating expense ratio for the workers’ compensation segment is higher in the three months ended December 31, 2005 compared to the same period in 2004 by: (a) approximately 4 percentage points for additional estimated policyholder dividends payable, and (b) approximately 2 percentage points due to the absence in 2005 of ceding commissions received in 2004 under the 10% ceded quota share agreement, which was terminated effective December 31, 2004.

ZENITH NATIONAL INSURANCE CORP.

Supplemental Financial Information (Unaudited)

HOW WE REPORT ON OUR RESULTS

Our business is comprised of the following segments: investments; workers’ compensation; reinsurance; and parent.  Our real estate segment was discontinued in 2002.  In September 2005, we announced that we will exit the reinsurance segment.  Results of the investments segment include investment income and realized gains and losses on investments and we do not allocate investment income to our workers’ compensation and reinsurance segments.  Income (loss) before tax from the workers’ compensation and reinsurance segments is determined solely by deducting losses and loss adjustment expenses incurred and underwriting and other operating expenses incurred from net premiums earned (also known as underwriting income or loss).  The parent segment loss includes interest expense and the general operating expenses of the holding company, Zenith National Insurance Corp.

Combined Ratios

The combined ratios, expressed as a percentage, are key measurements of profitability traditionally used in the property-casualty insurance business. The ratios discussed in this press release are calculated using GAAP financial results (defined as accounting principles generally accepted in the United States of America).  The combined ratio is the sum of the loss and loss adjustment expense ratio and the underwriting and other operating expense ratio. The loss and loss adjustment expense ratio is the percentage of net incurred loss and loss adjustment expenses to net premiums earned. The underwriting and other operating expense ratio is the percentage of underwriting and other operating expenses to net premiums earned.

NON-GAAP MEASURES

In addition to the financial measures presented in the consolidated financial statements prepared in accordance with GAAP, we also use certain non-GAAP financial measures to analyze and report our financial results. Management believes that these non-GAAP measures, when used in conjunction with the consolidated financial statements, can aid in understanding our financial condition and results of operations. These non-GAAP measures are not a substitute for GAAP measures, and where these measures are described we provide information that reconciles the non-GAAP measures to the GAAP measures reported in our consolidated financial statements.

Premiums Written

Gross premiums written is a non-GAAP financial measure representing the amount of premiums we have billed to our policyholders in the applicable period. It is indicative of the amount of cash premium before commission expense that we expect to receive from our policies for the applicable period.  Net premiums written represent the amount of premiums we have billed to our policyholders in the applicable period less the cost of any reinsurance ceded.  Net premiums earned, the most comparable GAAP measure, represents the portion of premiums written that is recognized as earned in the financial statements for the periods presented.  Premiums are earned on a pro-rata basis over the term of the policies or reinsurance contracts.  The following table provides a reconciliation of gross premiums written and net premiums written to net premiums earned:

	Three Months Ended December 31,		Years Ended December 31,
(Dollars in thousands)	2005	2004	2005	2004
Workers’ Compensation:
Gross Premiums Written	$257,693	$258,444	$1,139,319	$1,078,953
Ceded Premiums	(11,517)	(23,127)	(46,529)	(134,324)
Net Premiums Written	246,176	235,317	1,092,790	944,629
Change in Unearned Premiums, Net of Reinsurance	31,549	4,570	21,404	(42,582)
Net Premiums Earned	$277,725	$239,887	$1,114,194	$902,047

Reinsurance:
Gross Premiums Written	$4,185	$2,308	$67,215	$40,700
Ceded Premiums	30	(120)	(72)	(323)
Net Premiums Written	4,215	2,188	67,143	40,377
Change in Unearned Premiums, Net of Reinsurance	12,961	6,004	(2,637)	2,001
Net Premiums Earned	$17,176	$8,192	$64,506	$42,378

In our Quarterly Reports on Form 10-Q and our Annual Reports on Form 10-K (“Form 10-K”) we have been providing information about the rate of cost inflation in our workers’ compensation paid loss data and the rates of inflation in our loss reserve estimates — our most important assumption in estimating our workers’ compensation loss reserves.

At December 31, 2005, the accident year paid loss inflation rates in our paid loss data and the assumptions of accident year paid loss inflation rates (negative inflation or deflation rates are shown in parentheses) in our estimates of ultimate losses were as follows:

	Average Paid Loss per Claim Annual Inflation Evaluated After (Number of Months)								Assumed Inflation in Estimated Ultimate Losses
Accident Year	12	24	36	48	60	72	84	96	December 31, 2005	September 30, 2005	June 30, 2005	March 31, 2005	December 31, 2004
1998	15%	9%	9%	9%	9%	11%	13%	13%	14%	14%	15%	15%	13%
1999	14	15	15	14	15	15	16		16	16	16	16	16
2000	2	10	11	13	13	13			14	15	15	15	15
2001	18	16	16	15	15				17	17	17	17	18
2002	(2)	2	4	4					8	8	8	8	6
2003	11	2	(2)						6	8	10	10	16
2004	(7)	(11)							5	7	9	9	13
2005	(2)								6	6	6	7

The net decrease in loss reserves during the year ended December 31, 2005 for accident years 2004 and prior was $26.3 million, or 2.4% of our estimated workers’ compensation net loss reserves at December 31, 2004.  As a percentage of workers’ compensation net premiums earned in 2005, the favorable development of our workers’ compensation loss reserves was 2.4%.

A complete description of our loss reserve estimates will be included under Management’s Discussion and Analysis of Consolidated Financial Condition and Results of Operations in our Form 10-K, which will be filed later this month.